                                                                     Exhibit 4.5

This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED
                                                           $
No. 1                        HONEYWELL INC.                CUSIP
                                                           No. 438506 AR8
                     7.00% NOTE DUE MARCH 15, 2007






    HONEYWELL INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal
sum of             DOLLARS ($       ) on March 15, 2007, and to pay interest
thereon from and including March 17, 1997 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 1997, at the rate of 7.00% per annum until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day) next preceding such Interest
Payment Date; provided, however, that interest payable on the Maturity Date of this Note shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record
Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Interest
Payment Date or the Maturity Date is not a Business Day, the interest and, with respect to the Maturity Date, principal otherwise payable on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity Date. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of the principal of and interest on this Note due on the Maturity Date will be made in immediately available funds upon presentation of this Note. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

    Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee identified below, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            HONEYWELL INC.


Dated:    March 17, 1997
                                          By
                                            -----------------------------------
                                            Larry W. Stranghoener
                                            Vice President and Chief Financial
                                            Officer
TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION
                                                           [SEAL]

THIS IS ONE OF THE SECURITIES OF THE
SERIES DESIGNATED HEREIN AND ISSUED    Attest
PURSUANT TO THE WITHIN-MENTIONED             ----------------------------------
INDENTURE.                                   Assistant Secretary


THE CHASE MANHATTAN BANK, as Trustee


By
  ------------------------------------
  Authorized Signatory

                                    HONEYWELL INC.
                            7.00% NOTE DUE MARCH 15, 2007



    This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued or to be issued in one or more series under an Indenture, dated as of August 1, 1994 (the "Indenture"), between the Company and The Chase Manhattan Bank (as successor in interest to The Chase Manhattan Bank, N.A.), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or
(ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    This Note shall be governed by and construed in accordance with the laws of the State of New York.

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             ----------------------

                                 ABBREVIATIONS

    The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM--as tenants in common
    TEN ENT--as tenants by the entireties
    JT TEN--as joint tenants with right of survivorship
              and not as tenants in common
    UNIF GIFT MIN ACT--_______________Custodian_______________
                           (Cust)                  (Minor)

                           under Uniform Gift to Minors Act

                   --------------------------------------------
                                       (State)

Additional abbreviations may be used though not in the above list.

                   ---------------------------------------------

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


/                  /------------------------------------------------------------
(Name and address of assignee, including zip code, must be printed or typewritten)


--------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


------------------------------------------------------------------------Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated
     ----------------------            ----------------------------------------

                                       ----------------------------------------




    NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock Exchange.